UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 10, 2007
ACCESS WORLDWIDE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23489	52-1309227
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1820 N. Fort Myer Drive, 4th Floor, Arlington, VA	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 292-5210

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departures of Directors or Principal Officers; Appointment of Principal Officers

On October 10, 2007, Access Worldwide Communications, Inc. (the “Company”) accepted the resignation of Georges André as the Executive Vice President and Chief Operating Officer of the Company. On the same date, J. Ted Jordan was appointed and approved by the Board of Directors of the Company to replace Mr. André and serve as the Company’s Executive Vice President (“EVP”) and Chief Operations Officer (“COO”) for the Company. Prior to Mr. Jordan’s appointment, he served as the Company’s Senior Vice President and Chief Information Officer since April 2002. As the Company’s new EVP & COO, Mr. Jordan will be responsible for all of the Company’s communication center operations.

Mr. Jordan has been with the Company for more than 10 years. Prior to Mr. Jordan’s tenure as the Company’s Chief Information’s Officer, he served as Senior Vice President, ITIS for the Company’s TelAc Teleservices division. Mr. Jordan has pioneered the development of a multi-tiered client server solution based on Internet technologies for the operation of communication centers. Before joining Access Worldwide, Mr. Jordan was founder and President of Jordan Computer Specialists, Inc., a software development and computer consulting company acquired by Access Worldwide in 1997.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release - Access Worldwide Appoints New Chief Operating Officer, October 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS WORLDWIDE COMMUNICATIONS, INC.
(Registrant)

Date: October 15, 2007	By /s/ Mark Wright
Mark Wright
General Counsel, Secretary